EXHIBIT 4.1

DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2020, the Company had five classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, par value $0.01 per share, (2) our 7.50% Non-Cumulative Preferred Stock, Series A, (3) our Depositary Shares, each Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series B, (4) our Depositary Shares, each Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series C and (5) our 7.625% Subordinated Notes due 2055. All of the information provided in this Exhibit 4.1 is as of December 31, 2020.

DESCRIPTION OF COMMON STOCK

The following description set forth below of our common stock is only a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part, and our Amended and Restated Bylaws (as amended and restated, the “Bylaws”), which are incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013, and applicable Delaware law. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of Delaware law.

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, $0.01 par value per share.

During 2020, our common stock was listed on the Nasdaq Global Market under the symbol “NGHC.”

Voting Power

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the voting power of our common stock voted can elect all of the directors then standing for election.

Dividend

Holders of shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or debt securities. As described below, holders of our 7.50% Non-Cumulative Preferred Stock, Series A, 7.50% Non-Cumulative Preferred Stock, Series B, and 7.50% Non-Cumulative Preferred Stock, Series C are entitled to receive dividends in preference to and in priority over dividends on common stock and dividends on any future series of preferred stock may be cumulative or non-cumulative as determined by our board of directors.

Preemptive or Other Rights

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of our outstanding 7.50% Non-Cumulative Preferred Stock, Series A, 7.50% Non-Cumulative Preferred Stock, Series B, and 7.50% Non-Cumulative Preferred Stock, Series C, and the holders of shares of any series of preferred stock which we may designate in the future.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of our known debts and liabilities and after adequate provision has been made for each class of stock then outstanding that has preference over our common stock.

Certain Anti-Takeover Effects of Provisions of Our Bylaws and Delaware Law

Special Meetings of Stockholders

Our Certificate of Incorporation generally provides that special meetings of our stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or by resolution of the board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting. At any special meeting of our stockholders, only such business will be conducted as has been specified in the notice of meeting given by or at the direction of our board of directors or otherwise properly brought before the special meeting by or at the direction of our board of directors.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the one year anniversary of the date of the preceding year’s annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice, including the stockholder’s ownership of the Company, synthetic equity transactions engaged in by the stockholder related to the Company, any proxies or voting agreements pursuant to which such stockholder has a right to vote shares of the Company, any stock borrowing agreements entered into by the stockholder related to the Company, any performance related fees the stockholder is entitled to based on changes in the value of the stock of the Company and any other information that would be required to be made in connection with a solicitation of proxies by such stockholder pursuant to Section 14(a) of the Exchange Act. Our Bylaws also require that such stockholder provide information concerning each item of business proposed by the stockholder and individuals nominated for election as a director, as applicable. Failure to timely comply with these provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-Initiated Bylaws Amendments

Our Bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least a majority of the voting power of all the then outstanding shares of our common stock. Additionally, our Bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and can be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

“Blank Check Preferred Stock”

Our board of directors is authorized, without further action by our stockholders, to issue shares of preferred stock in one or more classes or series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series. The board of directors may also from time to time authorize the issuance of additional shares of preferred stock, in one or more series, without stockholder action. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and uncertainties associated with a stockholder vote on specific issuances. The issuance of preferred stock while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting shares. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless: (1) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers of such corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to such time, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Limitation of Liability and Indemnification Matters

As permitted by the DGCL, our Certificate of Incorporation includes provisions that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under Delaware law.

Our Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law, and we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions. As permitted by the DGCL, our Certificate of Incorporation provides that:

•we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.
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In addition, we have entered into indemnification agreements with each of our executive officers and directors pursuant to which each executive officer and director will be indemnified as described above (or furnished contribution by us if indemnification is unavailable) and will be advanced costs and expenses subject to delivery of an undertaking to repay any advanced amounts if it is ultimately determined that such executive officer or director is not entitled to indemnification for such costs and expenses.

Forum
Our Bylaws provide that, subject to certain exceptions, unless we consent in writing to an alternative forum, a state or federal court located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. The Bylaws further provide that any person or entity purchasing or otherwise acquiring an interest in our shares of capital stock is deemed to have notice of and consented to the foregoing. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees.

Transfer Agent

Our registrar and transfer agent for the shares is American Stock Transfer & Trust Company.

Insurance Regulations Concerning Change of Control

State insurance holding company laws require prior approval by the respective state insurance departments of any change of control of an insurer. “Control” is generally defined as the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the company, whether through the ownership of voting securities, by contract or otherwise. Control is generally presumed to exist through the direct or indirect ownership of 10% or more of the voting securities of a domestic insurance company or any entity that controls a domestic insurance company. Any purchase of our shares that would result in the purchaser owning more than 10% of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following description set forth below of our 7.50% Non-Cumulative Preferred Stock, Series A (“Series A Preferred Stock”) is only a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation and our Certificate of Designations for our 7.50% Non-Cumulative Preferred Stock, Series A, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part. You should refer to such certificate for specific information on the Series A Preferred Stock.

General

The Certificate of Designations sets forth the specific rights, preferences, limitations and other terms of the Series A Preferred Stock. The Series A Preferred Stock is a single series of authorized preferred stock consisting of 2,200,000 shares.

Our Certificate of Incorporation permits us to authorize the issuance of up to 10,000,000 shares of preferred stock, in one or more series without stockholder action. The Series A Preferred Stock constitute a series of our authorized preferred stock. We may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue shares of preferred stock that rank equally with or junior to the Series A Preferred Stock. We may also from time to time, without notice to or consent of holders of the Series A Preferred Stock, issue additional shares of the Series A Preferred Stock; provided, that any such additional shares of Series A Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code (or any successor provision) and such additional shares of Series A Preferred Stock are otherwise treated as fungible with our already outstanding Series A Preferred Stock for U.S. federal income tax purposes. The additional shares of Series A Preferred Stock would form a single series with our already outstanding Series A Preferred Stock. We have the authority to issue fractional shares of Series A Preferred Stock.

The Series A Preferred Stock are fully paid and non-assessable. Holders of the Series A Preferred Stock do not have preemptive or similar rights to acquire any of our capital stock. Holders do not have the right to convert Series A Preferred Stock into, or exchange Series A Preferred Stock for, shares of any other class or series of shares or other securities of ours. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem or purchase the Series A Preferred Stock.

Ranking

The Series A Preferred Stock rank senior to our common stock and any other junior stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up, equally with the Series B Preferred Stock, the Series C Preferred Stock and each other series of our preferred stock that we may issue the terms of which provide that they rank equally with the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up and junior to each other series of our preferred stock that we may issue in the future the terms of which provide that they rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up.

Dividends

Dividends on the Series A Preferred Stock are not mandatory. Holders of Series A Preferred Stock are entitled to receive dividends only when, as and if declared by the Board of Directors of the Company or a duly authorized committee of the Board, out of lawfully available funds for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of January, April, July and October of each year, commencing on October 15, 2014. These dividends will accrue with respect to a particular dividend period on the liquidation preference amount of $25.00 per share at an annual rate of 7.50%. In the event that we issue additional

Series A Preferred Stock after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

Dividends, if so declared, will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be January 1, April 1, July 1 and October 1, as applicable, immediately preceding the applicable dividend payment date or such other record date fixed by our Board of Directors (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series A Preferred Stock are computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.

Dividends on the Series A Preferred Stock are not cumulative. Accordingly, if our Board of Directors, or a duly authorized committee of the Board, does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accumulate and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time or to pay interest with respect to such dividends, whether or not dividends are declared for any future dividend period on the Series A Preferred Stock or any other parity stock we may issue in the future.

So long as any Series A Preferred Stock remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock and parity stock (as defined below) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•no dividend shall be paid or declared on our common stock, or any other junior stock (other than a dividend payable solely in common stock or other junior stock);

•no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or (2) through the use of the proceeds of a substantially contemporaneous sale of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of such stock (it being understood that the provisions of this bullet point shall not apply to grants or settlements of grants pursuant to any equity compensation plan adopted by us); and

•no shares of Series A Preferred Stock or parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock.

As used in this Exhibit 4.1, “junior stock” means any class or series of our capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up. As of the date of this Exhibit 4.1, junior stock consists solely of our common stock.

As used in this Exhibit 4.1, “parity stock” means any class or series of our capital stock that ranks equally with the Series A Preferred Stock with respect to the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding-up. As of the date of this Exhibit 4.1, parity stock consists of our Series B Preferred Stock and Series C Preferred Stock.

When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A

Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) upon the Series A Preferred Stock and any parity stock, all dividends declared by our Board of Directors or a duly authorized committee of the Board upon the Series A Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared by the Board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared dividends per share of Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.

Our ability to pay dividends on the Series A Preferred Stock may be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

In addition, we are a holding company and conduct our business operations through our various subsidiaries. Our principal sources of funds are dividends and other payments from our insurance subsidiaries, income from our investment portfolio and funds that may be raised from time to time in the capital markets. We will be largely dependent on amounts from our insurance subsidiaries to pay principal and interest on any indebtedness that we may incur, to pay holding company operating expenses, to make capital investments in our other subsidiaries and to pay dividends on our capital stock, including the Series A Preferred Stock.

Our insurance subsidiaries are subject to statutory and regulatory restrictions imposed on insurance companies by their states of domicile, which limit the amount of cash dividends or distributions that they may pay to us unless special permission is received from the insurance regulator of the relevant domiciliary state. In general, the maximum amount of dividends that the insurance subsidiaries may pay in any 12-month period without regulatory approval is the greater of adjusted statutory net income or 10% of statutory policyholders’ surplus as of the preceding calendar year end. Adjusted statutory net income is generally defined for this purpose to be statutory net income, net of realized capital gains, for the calendar year preceding the date of the dividend. In addition, other states may limit or restrict our insurance subsidiaries’ ability to pay stockholder dividends generally or as a condition to issuance of a certificate of authority.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common stock or any of our other junior stock, a liquidating distribution in the amount equal to the liquidation preference of $25.00 per share of Series A Preferred Stock or the amount of the liquidation preference of such parity stock, as applicable, plus any declared and unpaid dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference plus any declared and unpaid dividends.

In any such distribution, if our assets are not sufficient to pay the liquidation distributions in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation distributions of those holders. In any such distribution, the liquidation distribution to any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation distributions have been paid in full to all holders of shares of the Series A Preferred Stock and any holders of shares of parity stock and shares ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding-up, the holders of our other classes of capital stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, a consolidation or merger involving the Company with any other entity, including the consolidation or merger in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale or transfer of all or substantially all of the property and assets of the Company for cash, securities or other property, will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

As of July 15, 2019, the Series A Preferred Stock are redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $25.00 per share plus declared and unpaid dividends on the shares of Series A Preferred Stock called for redemption for prior dividend periods, if any, plus accrued but unpaid dividends (whether or not declared) thereon for the then-current dividend period, to, but excluding, the date of redemption, without accumulation of any other undeclared dividends. Holders of the Series A Preferred Stock have no right to require the redemption of the Series A Preferred Stock.

The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “-Dividends” above.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock is held in book-entry form through The Depository Trust Company, or “DTC,” we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•the redemption date;

•the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder;

•the redemption price; and

•that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Series A Preferred Stock for payment of the redemption price.

If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption and to pay declared and unpaid dividends have been set aside by us for the benefit of the holders of such shares of Series A Preferred Stock so called for redemption, then, from and after the redemption date, no further dividends will be declared on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

Our ability to redeem the Series A Preferred Stock as described above may be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

Voting Rights

Except as provided below or as otherwise may be required by applicable law, the holders of the Series A Preferred Stock have no voting rights.

Whenever dividends on any Series A Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors of the Company (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. The number of preferred stock directors will not be more than two at any time. In the event of a non-payment event the number of directors on our Board of Directors shall automatically increase by two and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.

As used in this Exhibit 4.1, “voting preferred stock” means, with regard to any election or removal of a preferred stock director or any other matter as to which the holders of Series A Preferred Stock are entitled to vote, any other class or series of our parity stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the aggregate voting power of the Series A Preferred Stock and voting preferred stock voted.

If and when dividends for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected shall terminate and the number of directors on the Board of Directors of the Company shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our Certificate of Incorporation, of the Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of stockholders to remove, or to fill a vacancy in the office of, a preferred stock director may be taken at a special or annual meeting of such stockholders, called as provided above for an initial election of preferred stock director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter. Each preferred stock director elected at any special or annual meeting of stockholders or by written consent of the other preferred stock director shall hold office until the next annual meeting of the stockholders of the Company if such office shall not have previously terminated as above provided.

So long as any shares of Series A Preferred Stock remain outstanding and subject in all cases to any other vote of stockholders required under applicable law or our Certificate of Incorporation:

•we will not, without the affirmative vote or consent of the holders of at least two-thirds of the voting power of Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at a meeting, authorize or create, or increase the authorized amount of, any specific class or series of capital stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up;

•we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock given in person or by proxy, either in writing without a meeting or at a meeting:

•amend, alter or repeal the provisions of our Certificate of Incorporation or the Certificate of Designations for the Series A Preferred Stock so as to adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock; or

•consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers and limitations and restrictions, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers and limitations and restrictions of the Series A Preferred Stock, taken as a whole, provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Series A Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers and limitations and restrictions of the Series A Preferred Stock, the Board of Directors of the Company may, subject to any vote of our stockholders required by applicable law or our Certificate of Incorporation, by resolution, amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

•to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series A Preferred Stock that may be defective or inconsistent; or

•to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series A Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Series A Preferred Stock set forth under “Description of the Series A Preferred Stock” in this Exhibit 4.1 shall be deemed not to adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock.

On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, and when shares of any other class or series of our preferred stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accrued and unpaid dividends).

The foregoing voting provisions will not apply with respect to the Series A Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect such redemption.

Conversion

Holders do not have the right to convert Series A Preferred Stock into, or exchange Series A Preferred Stock for, any other securities or property of the Company.

Listing of the Series A Preferred Stock

The Series A Preferred Stock are listed on the Nasdaq Global Market under the symbol “NGHCP.”

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

American Stock Transfer & Trust Company is the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series A Preferred Stock.

Book-Entry; Delivery and Form

The Series A Preferred Stock are represented by one or more global securities that are deposited with and registered in the name of DTC or its nominee. The global securities are issued to DTC, the depository for the Series A Preferred Stock, who keeps a computerized record of its participants whose clients have purchased the Series A Preferred Stock. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

Purchases of Series A Preferred Stock through the DTC system must be made by or through a direct participant, who receives credit for the Series A Preferred Stock on DTC’s records. The beneficial owner’s ownership interest is only recorded in the direct (or indirect) participants’ records. DTC has no knowledge of the beneficial owner’s individual ownership of the Series A Preferred Stock. DTC’s records only show the identity of the direct participants and the amount of the Series A Preferred Stock held by or through them. The beneficial owner does not receive a written confirmation of its purchase or sale or any periodic account statement directly from DTC. The beneficial owner receives these from its direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers.

We wire dividend payments to DTC’s nominee and we treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we have no direct responsibility or liability to pay amounts due on the global securities to any other beneficial owner in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact the beneficial holders.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series A Preferred Stock held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Shares of Series A Preferred Stock represented by global securities are exchangeable for certificated securities with the same terms in authorized denominations only if:

•DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•we determine not to require all of the Series A Preferred Stock to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Series A Preferred Stock at its corporate office.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The following description set forth below of our 7.50% Non-Cumulative Preferred Stock, Series B (“Series B Preferred Stock”) is only a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation and our Certificate of Designations for our 7.50% Non-Cumulative Preferred Stock, Series B, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part. You should refer to such certificate for specific information on the Series B Preferred Stock.

General

The Certificate of Designations sets forth the specific rights, preferences, limitations and other terms of the Series B Preferred Stock as represented by the depositary shares. The Series B Preferred Stock is a single series of authorized preferred stock consisting of 165,000 shares.

The Certificate of Incorporation permits us to authorize the issuance of up to 10,000,000 shares of preferred stock, in one or more series without stockholder action. The Series B Preferred Stock constitutes a series of our authorized preferred stock. We may from time to time, without notice to or the consent of holders of the Series B Preferred Stock (or the consent of the holders of the depositary shares), issue shares of preferred stock that rank equally with or junior to the Series B Preferred Stock. We may also from time to time, without notice to or consent of holders of the Series B Preferred Stock (or the consent of the holders of the depositary shares), issue additional shares of the Series B Preferred Stock; provided, that any such additional shares of Series B Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code (or any successor provision) and such additional shares of Series B Preferred Stock are otherwise treated as fungible with our already outstanding Series B Preferred Stock as represented by the depositary shares for U.S. federal income tax purposes. The additional shares of Series B Preferred Stock would form a single series with our already outstanding Series B Preferred Stock represented by the depositary shares. We have the authority to issue fractional shares of Series B Preferred Stock.

The Series B Preferred Stock is fully paid and non-assessable. Holders of the Series B Preferred Stock do not have preemptive or similar rights to acquire any of our capital stock. Holders do not have the right to convert Series B Preferred Stock into, or exchange Series B Preferred Stock for, shares of any other class or series of shares or other securities of ours. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem or purchase the Series B Preferred Stock represented by the depositary shares.

Ranking

The Series B Preferred Stock rank senior to our common stock and any other junior stock (as defined herein) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up, equally with our Series A Preferred Stock and Series C Preferred Stock and each other series of our preferred stock that we may issue the terms of which provide that they rank equally with the Series B Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up and junior to each other series of our preferred stock that we may issue in the future the terms of which provide that they rank senior to the Series B Preferred Stock with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up.

Dividends

Dividends on the Series B Preferred Stock are not mandatory. Holders of Series B Preferred Stock are entitled to receive dividends only when, as and if declared by the Board of Directors of the Company or a duly authorized committee of the Board, out of lawfully available funds for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of January, April, July and October of each year, commencing on July 15, 2015. These dividends will accrue with respect to a particular dividend period on the liquidation preference amount of $1,000 per share at an annual rate of 7.50% from and including the original issue date or the most recent dividend payment date. In the event that we issue additional Series B Preferred Stock after the original issue date, dividends on such additional shares may accrue from the original issue date or the most recent dividend payment date at the time such additional shares are issued.

Dividends, if so declared, are payable to holders of record of the Series B Preferred Stock as represented by the depositary shares as they appear on our books on the applicable record date, which shall be January 1, April 1, July 1 and October 1, as applicable, immediately preceding the applicable dividend payment date or such other record date fixed by our Board of Directors (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series B Preferred Stock are computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.

Dividends on the Series B Preferred Stock are not cumulative. Accordingly, if our Board of Directors, or a duly authorized committee of the Board, does not declare a dividend on the Series B Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accumulate and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time or to pay interest with respect to such dividends, whether or not dividends are declared for any future dividend period on the Series B Preferred Stock or any other parity stock we may issue in the future.

So long as any Series B Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series B Preferred Stock and parity stock (as defined below) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•no dividend shall be paid or declared on our common stock, or any other junior stock (other than a dividend payable solely in common stock or other junior stock);

•no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or (2) through the use of the proceeds of a substantially contemporaneous sale of junior stock or (3) in connection with grants or settlements of grants (including any “cashless exercise” or “net share settlement”) pursuant to any equity compensation plan adopted by us)) nor shall any monies be paid to or made available for a sinking fund for the redemption of such stock; and

•no shares of Series B Preferred Stock or parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such parity stock except by conversion into or exchange for junior stock.

As used in this Exhibit 4.1, “junior stock” means any class or series of our capital stock that ranks junior to the Series B Preferred Stock either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up. As of the date of this Exhibit 4.1, junior stock consists solely of our common stock.

As used in this Exhibit 4.1, “parity stock” means any class or series of our capital stock that ranks equally with the Series B Preferred Stock with respect to the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding-up. As of the date of this Exhibit 4.1, parity stock consists of our Series A Preferred Stock and Series C Preferred Stock.

When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock as represented by the depositary shares, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) upon the Series B Preferred Stock and any parity stock, all dividends declared by our Board of Directors or a duly authorized committee of the Board upon the Series B Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) shall be declared by the Board or such committee pro rata based on the liquidation preference of Series B Preferred Stock and all such parity stock so that the respective amounts of such dividends shall bear the same ratio to each other as all declared dividends per share of Series B Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) bear to each other.

Our ability to pay dividends on the Series B Preferred Stock may be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

In addition, we are a holding company and conduct our business operations through our various subsidiaries. Our principal sources of funds are dividends and other payments from our insurance subsidiaries, income from our investment portfolio and funds that may be raised from time to time in the capital markets. We will be largely dependent on amounts from our insurance subsidiaries to pay principal and interest on any indebtedness that we may incur, to pay holding company operating expenses, to make capital investments in our other subsidiaries and to pay dividends on our capital stock, including the Series B Preferred Stock.

Our insurance subsidiaries are subject to statutory and regulatory restrictions imposed on insurance companies by their states of domicile, which limit the amount of cash dividends or distributions that they may pay to us unless special permission is received from the insurance regulator of the relevant domiciliary state. In general, the maximum amount of dividends that the insurance subsidiaries may pay in any 12-month period without regulatory approval is the greater of adjusted statutory net income or 10% of statutory policyholders’ surplus as of the preceding calendar year end. Adjusted statutory net income is generally defined for this purpose to be statutory net income, net of realized capital gains, for the calendar year preceding the date of the dividend. In addition, other states may limit or restrict our insurance subsidiaries’ ability to pay stockholder dividends generally or as a condition to issuance of a certificate of authority.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series B Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common stock or any of our other junior stock, a liquidating distribution in the amount equal to the liquidation preference of $1,000 per share of Series B Preferred Stock or the amount of the liquidation preference of such parity stock, as applicable, plus any declared and unpaid dividends. Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference plus any declared and unpaid dividends.

In any such distribution, if our assets are not sufficient to pay the liquidation distributions in full to all holders of the Series B Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation distributions of those holders. In any such distribution, the liquidation distribution to any holder of preferred stock means the amount payable to such holder in such distribution, including liquidation preference and any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation distributions have been paid in full to all holders of shares of the Series B Preferred Stock and any holders of shares of parity stock and shares ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding-up, the holders of our other classes of capital stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, a consolidation or merger involving the Company with any other entity, including the consolidation or merger in which the holders of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale or transfer of all or substantially all of the property and assets of the Company for cash, securities or other property, will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

The Series B Preferred Stock represented by the depositary shares is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

The Series B Preferred Stock is not redeemable prior to April 15, 2020. On and after that date, the Series B Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $1,000 per share plus declared and unpaid dividends on the shares of Series B Preferred Stock called for redemption for prior dividend periods, if any, plus accrued but unpaid dividends (whether or not declared) thereon for the then-current dividend period, to, but excluding, the date of redemption, without accumulation of any other undeclared dividends. Holders of the Series B Preferred Stock and, in turn, the holders of the depositary shares have no right to require the redemption of the Series B Preferred Stock.

The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “-Dividends” above.

If shares of the Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series B Preferred Stock is held in book-entry form through The Depository Trust Company, or “DTC,” we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•the redemption date;

•the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares of Series B Preferred Stock held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder;

•the redemption price; and

•that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Series B Preferred Stock for payment of the redemption price.
•
If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption and to pay declared and unpaid dividends have been set aside by us for the benefit of the holders of such shares of Series B Preferred Stock so called for redemption, then, from and after the redemption date, no further dividends will be declared on such shares of Series B Preferred Stock as represented by the depositary shares, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series B Preferred Stock will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata or by lot.

Our ability to redeem the Series B Preferred Stock as described above may be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

Voting Rights

Except as provided below or as otherwise may be required by applicable law, the holders of the Series B Preferred Stock and, in turn, the holders of the depositary shares representing the Series B Preferred Stock have no voting rights.

Whenever dividends on any Series B Preferred Stock shall not have been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors of the Company (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. The number of preferred stock directors will not be more than two at any time. In the event that the holders of the Series B Preferred Stock, and any such other holders of voting preferred stock, shall be entitled to vote for the election of the preferred stock directors following a nonpayment event, the number of directors on the Company’s Board of Directors shall automatically be increased by two and such directors shall be initially elected following such nonpayment event at a special or annual meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B Preferred Stock and any other such series of voting preferred stock then outstanding (provided that if such request is received less than 90 days before the date fixed for an annual or special meeting of the stockholders of the Company, then such election shall not be held at such annual or special meeting of stockholders but at a subsequent annual or special meeting), and at each subsequent annual meeting of stockholders of the Company, so long as the rights related to a nonpayment event remain in effect.

As used in this Exhibit 4.1, “voting preferred stock” means, with regard to any election or removal of a preferred stock director or any other matter as to which the holders of Series B Preferred Stock are entitled to vote, any other class or series of our parity stock upon which like voting rights have been conferred and are exercisable.

If and when dividends, for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series B Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected shall terminate and the number of directors on the Board of Directors of the Company shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under the Certificate of Incorporation, of the Series B Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of stockholders to remove, or to fill a vacancy in the office of, a preferred stock director may be taken at a special or annual meeting of such stockholders, called as provided above for an initial election of preferred stock director after a nonpayment event (provided that if such request is received less than 90 days before the date fixed for an annual or special meeting of the stockholders of the Company, then such election shall not be held at such annual or special meeting of stockholders but at a subsequent annual or special meeting). The preferred stock directors shall each be entitled to one vote per director on any matter. Each preferred stock director elected at any special or annual meeting of stockholders or by written consent of the other preferred stock director shall hold office until the next annual meeting of the stockholders of the Company if such office shall not have previously terminated as above provided.

So long as any shares of Series B Preferred Stock remain outstanding and subject in all cases to any other vote of stockholders required under applicable law or the Certificate of Incorporation:

•we will not, without the affirmative vote or consent of the holders of at least two-thirds of the voting power of Series B Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at a meeting, authorize or create, or increase the authorized amount of, any specific class or series of capital stock ranking senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up;

•we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock given in person or by proxy, either in writing without a meeting or at a meeting:

•amend, alter or repeal the provisions of the Certificate of Incorporation or the Certificate of Designations so as to adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock; or

•consummate a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers and limitations and restrictions, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers and limitations and restrictions of the Series B Preferred Stock, taken as a whole, provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Series B Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/ or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock.

Without the consent of the holders of the Series B Preferred Stock so long as such action does not adversely affect the rights, preferences, privileges and voting powers and limitations and restrictions of the Series B Preferred Stock, the Board of Directors of the Company may, subject to any vote of our stockholders required by applicable law or the Certificate of Incorporation, by resolution, amend, alter, supplement or repeal any terms of the Series B Preferred Stock:

•to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent; or

•to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series B Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Series B Preferred Stock set forth under “Description of the Series B Preferred Stock” in this Exhibit 4.1 shall be deemed not to adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock.

On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, and when shares of any other class or series of our preferred stock have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accrued and unpaid dividends)(equivalent to one per depositary share).

The foregoing voting provisions will not apply with respect to the Series B Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series B Preferred Stock to effect such redemption.

Conversion

Holders do not have the right to convert Series B Preferred Stock into, or exchange Series B Preferred Stock for, any other securities or property of the Company.

Listing of the Series B Preferred Stock

The Series B Preferred Stock are not listed on any exchange except as represented by the depositary shares.

DESCRIPTION OF THE DEPOSITARY SHARES REPRESENTING INTERESTS IN THE
SERIES B PREFERRED STOCK

The following description set forth below of our depositary shares representing fractional interests in the Series B Preferred Stock is only a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the terms and provisions of the Series B Deposit Agreement (as defined below), the form of depositary receipts, which contain the terms and provisions of the depositary shares, our Certificate of Incorporation and our Certificate of Designations for our 7.50% Non-Cumulative Preferred Stock, Series B, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part.

General

Each depositary share represents a 1/40th interest in a share of the Series B Preferred Stock and is evidenced by a depositary receipt. We deposited the underlying shares of the Series B Preferred Stock with the depositary pursuant to a deposit agreement among us, American Stock Transfer & Trust Company, LLC, acting as depositary, and the holders from time to time of the depositary receipts (the “Series B Deposit Agreement”). Subject to the terms of the Series B Deposit Agreement, each owner of a depositary receipt is entitled, in proportion to the fractional interest of a share of Series B Preferred Stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of Series B Preferred Stock represented by those depositary shares (including any dividend, liquidation, redemption and voting rights).

The depositary shares are evidenced by depositary receipts issued pursuant to the Series B Deposit Agreement. Immediately following the issuance and delivery of the Series B Preferred Stock by us to the depositary, we caused the depositary to issue, on our behalf, the depositary receipts.

Dividends and Other Distributions

Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a depositary share will be in an amount equal to 1/40th of the dividend declared or distribution payable, as the case may be, on the underlying share of the Series B Preferred Stock. The depositary will distribute all cash dividends and other cash distributions received on the Series B Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B Preferred Stock represented by the depositary shares.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series B Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Series B Preferred Stock until such taxes or other governmental charges are paid.

Withdrawal of Series B Preferred Stock

Unless the related depositary shares have been previously called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Series B Deposit Agreement and comply with any other requirements of the Series B Deposit Agreement for the number of shares of Series B Preferred Stock and any money or other property represented by such holder’s depositary receipts. A holder of depositary shares who withdraws shares of Series B Preferred Stock will be entitled to receive whole shares of Series B Preferred Stock on the basis set forth herein; partial shares of Series B Preferred Stock will not be issued.

However, holders of whole shares of Series B Preferred Stock will not be entitled to deposit those shares under the Series B Deposit Agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of Series B Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

If the Series B Preferred Stock underlying the depositary shares is redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series B Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the applicable redemption price per share payable in respect of such Series B Preferred Stock.

Whenever we redeem shares of Series B Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series B Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will mail notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series B Preferred Stock represented by the depositary shares and the related depositary shares.

Voting Rights

Because each depositary share represents a 1/40th interest in a share of the Series B Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per share of the Series B Preferred Stock under those limited circumstances in which holders of the Series B Preferred Stock represented by the depositary shares are entitled to vote. Holders of the depositary shares representing the Series B Preferred Stock do not have any voting rights, except for the limited voting rights described under “Description of the Series B Preferred Stock-Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series B Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, may instruct the depositary to vote the number of the Series B Preferred Stock votes represented by the holder’s depositary shares. To the extent possible, the depositary will vote the number of the Series B Preferred Stock votes represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series B Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Conversion

Holders of depositary receipts do not have the right to convert depositary shares representing the Series B Preferred Stock into, or exchange depositary shares representing the Series B Preferred Stock for, any other securities or property of the Company.

Amendment and Termination of the Series B Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Series B Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depositary may terminate the Series B Deposit Agreement if there has been a final distribution in respect of the Series B Preferred Stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements, and we paid the fees of the depositary in connection with the initial deposit of the Series B Preferred Stock represented by the depositary shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Series B Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series B Preferred Stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series B Preferred Stock are paid by their holders.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal will take effect only upon the appointment of a successor depositary and the successor depositary’s acceptance of the appointment. Any successor depositary must be a U.S. bank or trust company.

Miscellaneous

The depositary will forward to the holders of depositary shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of our Series B Preferred Stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Series B Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Series B Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Series B Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Series B Preferred Stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series B Preferred Stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Listing of the Depositary Shares

The depositary shares representing the Series B Preferred Stock are listed on the Nasdaq Global Market under the symbol “NGHCO.”

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

American Stock Transfer & Trust Company, LLC is the transfer agent, registrar, dividend disbursing agent and redemption agent for the depositary shares representing the Series B Preferred Stock.

Book-Entry; Delivery and Form

The depositary shares are represented by one or more global securities that are deposited with and registered in the name of DTC or its nominee. The global securities are issued to DTC, the depository for the depositary shares, who keeps a computerized record of its participants whose clients have purchased the depositary shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

Purchases of depositary shares through the DTC system must be made by or through a direct participant, who receives credit for the depositary shares on DTC’s records. The beneficial owner’s ownership interest is only recorded in the direct (or indirect) participants’ records. DTC’s records only show the identity of the direct participants and the amount of the depositary shares held by or through them. The beneficial owner does not receive a written confirmation of the purchase or sale or any periodic account statement directly from DTC. The beneficial owner receives these from its direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers.

We wire dividend payments to DTC’s nominee and we treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we have no direct responsibility or liability to pay amounts due on the global securities to any beneficial owner in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact the beneficial holders.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series B Preferred Stock held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Depositary Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•we determine not to require all of the depositary shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the depositary shares at its corporate office.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The following description set forth below of our 7.50% Non-Cumulative Preferred Stock, Series C (“Series C Preferred Stock”) is only a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation and our Certificate of Designations for our 7.50% Non-Cumulative Preferred Stock, Series C, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part. You should refer to such certificate for specific information on the Series C Preferred Stock.

General

The Certificate of Designations sets forth the specific rights, preferences, limitations and other terms of the Series C Preferred Stock as represented by the depositary shares. The Series C Preferred Stock is a single series of authorized preferred stock consisting of 200,000 shares.

The Certificate of Incorporation permits us to authorize the issuance of up to 10,000,000 shares of preferred stock, in one or more series without stockholder action. The Series C Preferred Stock constitutes a series of our authorized preferred stock. We may from time to time, without notice to or the consent of holders of the Series C Preferred Stock (or the consent of the holders of the depositary shares), issue shares of preferred stock that rank equally with or junior to the Series C Preferred Stock. We may also from time to time, without notice to or consent of holders of the Series C Preferred Stock (or the consent of the holders of the depositary shares), issue additional shares of the Series C Preferred Stock; provided, that any such additional shares of Series C Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code (or any successor provision) and such additional shares of Series C Preferred Stock are otherwise treated as fungible with the already outstanding Series C Preferred Stock as represented by the depositary shares for U.S. federal income tax purposes. The additional shares of Series C Preferred Stock would form a single series with the already outstanding Series C Preferred Stock represented by the depositary shares. We have the authority to issue fractional shares of Series C Preferred Stock.

The Series C Preferred Stock is fully paid and non-assessable. Holders of the Series C Preferred Stock do not have preemptive or similar rights to acquire any of our capital stock. Holders do not have the right to convert Series C Preferred Stock into, or exchange Series C Preferred Stock for, shares of any other class or series of shares or other securities of ours. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem or purchase the Series C Preferred Stock as represented by the depositary shares.

Ranking

The Series C Preferred Stock rank senior to our common stock and any other junior stock (as defined herein) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up, equally with our Series A Preferred Stock, Series B Preferred Stock and each other series of our preferred stock that we may issue the terms of which provide that they rank equally with the Series C Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up and junior to each other series of our preferred stock that we may issue in the future the terms of which provide that they rank senior to the Series C Preferred Stock with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up.

Dividends

Dividends on the Series C Preferred Stock are not mandatory. Holders of Series C Preferred Stock are entitled to receive only when, as and if declared by the Board of Directors of the Company or a duly authorized committee of the Board, out of lawfully available funds for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of January, April, July and October of each year, commencing on October 15, 2016. These dividends will accrue with respect to a particular dividend period on the liquidation preference amount of $1,000 per share at an annual rate of 7.50% from and including the original issue date or the most recent dividend payment date. In the event that we issue additional Series C Preferred Stock after the original issue date, dividends on such additional shares may accrue from the original issue date or the most recent dividend payment date at the time such additional shares are issued.

Dividends, if so declared, are payable to holders of record of the Series C Preferred Stock as represented by the depositary shares as they appear on our books on the applicable record date, which shall be January 1, April 1, July 1 and October 1, as applicable, immediately preceding the applicable dividend payment date or such other record date fixed by our Board of Directors (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.

Dividends on the Series C Preferred Stock are not cumulative. Accordingly, if our Board of Directors, or a duly authorized committee of the Board, does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accumulate and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time or to pay interest with respect to such dividends, whether or not dividends are declared for any future dividend period on the Series C Preferred Stock or any other parity stock we may issue in the future.

So long as any Series C Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series C Preferred Stock and parity stock (as defined below) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•no dividend shall be paid or declared on our common stock, or any other junior stock (other than a dividend payable solely in common stock or other junior stock);

•no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or (2) through the use of the proceeds of a substantially contemporaneous sale of junior stock or (3) in connection with grants or settlements of grants (including any “cashless exercise” or “net share settlement”) pursuant to any equity compensation plan adopted by us) nor shall any monies be paid to or made available for a sinking fund for the redemption of such stock; and

•no shares of Series C Preferred Stock or parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock.

As used in this Exhibit 4.1, “junior stock” means any class or series of our capital stock that ranks junior to the Series C Preferred Stock either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up. As of the date of this Exhibit 4.1, junior stock consists solely of our common stock.

As used in this Exhibit 4.1, “parity stock” means any class or series of our capital stock that ranks equally with the Series C Preferred Stock with respect to the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding-up. As of the date of this Exhibit 4.1, parity stock consists of our Series A Preferred Stock and Series B Preferred Stock.

When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock as represented by the depositary shares, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) upon the Series C Preferred Stock and any parity stock, all dividends declared by our Board of Directors or a duly authorized committee of the Board upon the Series C Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) shall be declared by the Board or such committee pro rata based on the liquidation preference of Series C Preferred Stock and all such parity stock so that the respective amounts of such dividends shall bear the same ratio to each other as all declared dividends per share of Series C Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) bear to each other.

Our ability to pay dividends on the Series C Preferred Stock may be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

In addition, we are a holding company and conduct our business operations through our various subsidiaries. Our principal sources of funds are dividends and other payments from our insurance subsidiaries, income from our investment portfolio and funds that may be raised from time to time in the capital markets. We will be largely dependent on amounts from our insurance subsidiaries to pay principal and interest on any indebtedness that we may incur, to pay holding company operating expenses, to make capital investments in our other subsidiaries and to pay dividends on our capital stock, including the Series C Preferred Stock.

Our insurance subsidiaries are subject to statutory and regulatory restrictions imposed on insurance companies by their states of domicile, which limit the amount of cash dividends or distributions that they may pay to us unless special permission is received from the insurance regulator of the relevant domiciliary state. In general, the maximum amount of dividends that the insurance subsidiaries may pay in any 12-month period without regulatory approval is the greater of adjusted statutory net income or 10% of statutory policyholders’ surplus as of the preceding calendar year end. Adjusted statutory net income is generally defined for this purpose to be statutory net income, net of realized capital gains, for the calendar year preceding the date of the dividend. In addition, other states may limit or restrict our insurance subsidiaries’ ability to pay stockholder dividends generally or as a condition to issuance of a certificate of authority.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series C Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common stock or any of our other junior stock, a liquidating distribution in the amount equal to the liquidation preference of $1,000 per share of Series C Preferred Stock or the amount of the liquidation preference of such parity stock, as applicable, plus any declared and unpaid dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference plus any declared and unpaid dividends.

In any such distribution, if our assets are not sufficient to pay the liquidation distributions in full to all holders of the Series C Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation distributions of those holders. In any such distribution, the liquidation distribution to any holder of preferred stock means the amount payable to such holder in such distribution, including liquidation preference and any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation distributions have been paid in full to all holders of shares of the Series C Preferred Stock and any holders of shares of parity stock and shares ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding-up, the holders of our other classes of capital stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, a consolidation or merger involving the Company with any other entity, including the consolidation or merger in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale or transfer of all or substantially all of the property and assets of the Company for cash, securities or other property, will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

The Series C Preferred Stock as represented by the depositary shares is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

The Series C Preferred Stock is not redeemable prior to July 15, 2021. On and after that date, the Series C Preferred Stock will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $1,000 per share plus declared and unpaid dividends on the shares of Series C Preferred Stock called for redemption for prior dividend periods, if any, plus accrued but unpaid dividends

(whether or not declared) thereon for the then-current dividend period, to, but excluding, the date of redemption, without accumulation of any other undeclared dividends. Holders of the Series C Preferred Stock and, in turn, the holders of the depositary shares have no right to require the redemption of the Series C Preferred Stock.
The redemption price for any shares of Series C Preferred Stock shall be payable on the redemption date to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “-Dividends” above.
If shares of the Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series C Preferred Stock is held in book-entry form through The Depository Trust Company, or “DTC,” we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•the redemption date;

•the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares of Series C Preferred Stock held by such holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such holder;

•the redemption price; and

•that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Series C Preferred Stock for payment of the redemption price.

If notice of redemption of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption and to pay declared and unpaid dividends have been set aside by us for the benefit of the holders of such shares of Series C Preferred Stock so called for redemption, then, from and after the redemption date, no further dividends will be declared on such shares of Series C Preferred Stock as represented by the depositary shares, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series C Preferred Stock will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata or by lot.

Our ability to redeem the Series C Preferred Stock as described above may be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

Voting Rights

Except as provided below or as otherwise may be required by applicable law, the holders of the Series C Preferred Stock and, in turn, the holders of the depositary shares representing the Series C Preferred Stock will have no voting rights.

Whenever dividends on any Series C Preferred Stock shall not have been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series C Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors of the Company (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. The number of preferred stock directors will not be more than two at any time. In the event that the holders of the Series C Preferred Stock, and any such other holders of voting preferred stock, shall be entitled to vote for the election of the preferred stock directors following a nonpayment event, the number of directors on the Company’s Board of Directors shall automatically be increased by two and such directors shall be initially elected following such nonpayment event at a special or annual meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series C Preferred Stock and any other such series of voting preferred stock then outstanding (provided that if such request is received less than 90 days before the date fixed for an annual or special meeting of the stockholders of the Company, then such election shall not be held at such annual or special meeting of stockholders but at a subsequent annual or special meeting), and at each subsequent annual meeting of stockholders of the Company, so long as the rights related to a nonpayment event remain in effect.

As used in this Exhibit 4.1, “voting preferred stock” means, with regard to any election or removal of a preferred stock director or any other matter as to which the holders of Series C Preferred Stock are entitled to vote, any other class or series of our parity stock upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock and the Series B Preferred Stock.

If and when dividends, for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series C Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected shall terminate and the number of directors on the Board of Directors of the Company shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under the Certificate of Incorporation, of the Series C Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of stockholders to remove, or to fill a vacancy in the office of, a preferred stock director may be taken at a special or annual meeting of such stockholders, called as provided above for an initial election of preferred stock director after a nonpayment event (provided that if such request is received less than 90 days before the date fixed for an annual or special meeting of the stockholders of the Company, then such election shall not be held at such annual or special meeting of stockholders but at a subsequent annual or special meeting). The preferred stock directors shall each be entitled to one vote per director on any matter. Each preferred stock director elected at any special or annual meeting of stockholders or by written consent of the other preferred stock director shall hold office until the next annual meeting of the stockholders of the Company if such office shall not have previously terminated as above provided.

So long as any shares of Series C Preferred Stock remain outstanding and subject in all cases to any other vote of stockholders required under applicable law or the Certificate of Incorporation:

•we will not, without the affirmative vote or consent of the holders of at least two-thirds of the voting power of Series C Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at a meeting, authorize or create, or increase the authorized amount of, any specific class or series of capital stock ranking senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up;

•we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock given in person or by proxy, either in writing without a meeting or at a meeting:

•amend, alter or repeal the provisions of the Certificate of Incorporation or the Certificate of Designations so as to adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock; or

•consummate a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Series C Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers and limitations and restrictions, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers and limitations and restrictions of the Series C Preferred Stock, taken as a whole, provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Series C Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/ or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock.

Without the consent of the holders of the Series C Preferred Stock so long as such action does not adversely affect the rights, preferences, privileges and voting powers and limitations and restrictions of the Series C Preferred Stock, the Board of Directors of the Company may, subject to any vote of our stockholders required by applicable law or the Certificate of Incorporation, by resolution, amend, alter, supplement or repeal any terms of the Series C Preferred Stock:

•to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent; or

•to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series C Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Series C Preferred Stock set forth under “Description of the Series C Preferred Stock” in this Exhibit 4.1 shall be deemed not to adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock.

On each matter on which holders of Series C Preferred Stock are entitled to vote, each share of Series C Preferred Stock will be entitled to one vote, and when shares of any other class or series of our preferred stock have the right to vote with the Series C Preferred Stock as a single class on any matter, the Series C Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accrued and unpaid dividends)(equivalent to one vote per depositary share).

The foregoing voting provisions will not apply with respect to the Series C Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect such redemption.

Conversion

Holders do not have the right to convert Series C Preferred Stock into, or exchange Series C Preferred Stock for, any other securities or property of the Company.

Listing of the Series C Preferred Stock

The Series C Preferred Stock are not listed on any exchange except as represented by the depositary shares.

DESCRIPTION OF THE DEPOSITARY SHARES REPRESENTING INTERESTS IN THE
SERIES C PREFERRED STOCK

The following description set forth below of our depositary shares representing fractional interests in the Series C Preferred Stock is only a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the terms and provisions of the Series C Deposit Agreement (as defined below), the form of depositary receipts, which contain the terms and provisions of the depositary shares, our Certificate of Incorporation and our Certificate of Designations for our 7.50% Non-Cumulative Preferred Stock, Series C, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part.

General

Each depositary share represents a 1/40th interest in a share of the Series C Preferred Stock and is evidenced by a depositary receipt. We deposited the underlying shares of the Series C Preferred Stock with the depositary pursuant to a deposit agreement among us, American Stock Transfer & Trust Company, LLC, acting as depositary, and the holders from time to time of the depositary receipts (the “Series C Deposit Agreement”). Subject to the terms of the Series C Deposit Agreement, each owner of a depositary receipt is entitled, in proportion to the fractional interest of a share of Series C Preferred Stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of Series C Preferred Stock represented by those depositary shares (including any dividend, liquidation, redemption and voting rights).

The depositary shares are evidenced by depositary receipts issued pursuant to the Series C Deposit Agreement. Immediately following the issuance and delivery of the Series C Preferred Stock by us to the depositary, we caused the depositary to issue, on our behalf, the depositary receipts.

Dividends and Other Distributions

Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a depositary share will be in an amount equal to 1/40th of the dividend declared or distribution payable, as the case may be, on the underlying share of the Series C Preferred Stock. The depositary will distribute all cash dividends and other cash distributions received on the Series C Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Stock represented by the depositary shares.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series C Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Series C Preferred Stock until such taxes or other governmental charges are paid.

Withdrawal of Series C Preferred Stock

Unless the related depositary shares have been previously called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Series C Deposit Agreement and comply with any other requirements of the Series C Deposit Agreement for the number of shares of Series C Preferred Stock and any money or other property represented by such holder’s depositary receipts. A holder of depositary shares who withdraws shares of Series C Preferred Stock will be entitled to receive whole shares of Series C Preferred Stock on the basis set forth herein; partial shares of Series C Preferred Stock will not be issued.

However, holders of whole shares of Series C Preferred Stock will not be entitled to deposit those shares under the Series C Deposit Agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of Series C Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

If the Series C Preferred Stock underlying the depositary shares is redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the applicable redemption price per share payable in respect of such Series C Preferred Stock.

Whenever we redeem shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series C Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will mail notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series C Preferred Stock represented by the depositary shares and the related depositary shares.

Voting Rights

Because each depositary share represents a 1/40th interest in a share of the Series C Preferred Stock, holders of depositary receipts are entitled to 1/40th of a vote per share of the Series C Preferred Stock under those limited circumstances in which holders of the Series C Preferred Stock represented by the depositary shares are entitled to vote. Holders of the depositary shares representing the Series C Preferred Stock do not have any voting rights, except for the limited voting rights described under “Description of the Series C Preferred Stock-Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the depositary to vote the number of the Series C Preferred Stock votes represented by the holder’s depositary shares. To the extent possible, the depositary will vote the number of the Series C Preferred Stock votes represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series C Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Conversion

Holders of depositary receipts do not have the right to convert depositary shares representing the Series C Preferred Stock into, or exchange depositary shares representing the Series C Preferred Stock for, any other securities or property of the Company.

Amendment and Termination of the Series C Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Series C Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depositary may terminate the Series C Deposit Agreement if there has been a final distribution in respect of the Series C Preferred Stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements, and we paid the fees of the depositary in connection with the initial deposit of the Series C Preferred Stock represented by the depositary shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Series C Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series C Preferred Stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series C Preferred Stock are paid by their holders.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal will take effect only upon the appointment of a successor depositary and the successor depositary’s acceptance of the appointment. Any successor depositary must be a U.S. bank or trust company.

Miscellaneous

The depositary will forward to the holders of depositary shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of our Series C Preferred Stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Series C Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Series C Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Series C Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Series C Preferred Stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series C Preferred Stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Listing of the Depositary Shares

The depositary shares representing the Series C Preferred Stock are listed on the Nasdaq Global Market under the symbol “NGHCN.”

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

American Stock Transfer & Trust Company, LLC is the transfer agent, registrar, dividend disbursing agent and redemption agent for the depositary shares representing the Series C Preferred Stock.

Book-Entry; Delivery and Form

The depositary shares are represented by one or more global securities that are deposited with and registered in the name of DTC or its nominee. The global securities are issued to DTC, the depository for the depositary shares, who keeps a computerized record of its participants whose clients have purchased the depositary shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

Purchases of depositary shares through the DTC system must be made by or through a direct participant, who receives credit for the depositary shares on DTC’s records. The beneficial owner’s ownership interest is only recorded in the direct (or indirect) participants’ records. DTC has no knowledge of the beneficial owner’s ownership of the depositary shares. DTC’s records only show the identity of the direct participants and the amount of the depositary shares held by or through them. The beneficial owner does not receive a written confirmation of its purchase or sale or any periodic account statement directly from DTC. The beneficial owner receives these from its direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers.

We wire dividend payments to DTC’s nominee and we treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we have no direct responsibility or liability to pay amounts due on the global securities to any beneficial owner in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact the beneficial holders.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series C Preferred Stock held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Depositary Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•we determine not to require all of the depositary shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the depositary shares at its corporate office.

DESCRIPTION OF THE NOTES

The following description set forth below of our 7.625% Subordinated Notes due 2055 (the “Notes”) is only a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the pertinent sections of the indenture, which we refer to as the base indenture, dated as of May 23, 2014, between us and The Bank of New York Mellon, as trustee, as supplemented by a supplemental indenture with respect to the Notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The base indenture and supplemental indenture are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part.

General

We issued $100,000,000 aggregate principal amount of the Notes pursuant to the indenture. The Notes are unsecured, subordinated debt instruments. The Notes are issued in fully-registered book-entry form without coupons and in denominations of $25 and integral multiples of $25 in excess thereof. The Notes have a maturity date of September 15, 2055.

Holders of the Notes and the trustee have no right to accelerate the maturity of the Notes in the event we fail to pay interest or principal on the Notes, fail to perform any other obligation under the Notes or in the indenture or default on any other securities issued by us. See “-Events of Default” below.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture does not contain provisions that would afford holders of Notes protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders. The indenture does not restrict us in any way, now or in the future, from incurring additional indebtedness, including Senior Indebtedness (as defined below) that would rank senior in right of payment to the Notes. The Notes are not entitled to a sinking fund and cannot be redeemed at the option of the holder.

Interest Rate

Subject to applicable law, as described below, interest on the Notes accrues from and including the original issue date to, but excluding, the maturity date or earlier acceleration or redemption at an annual rate equal to 7.625%, and is payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2015, to the record holders at the close of business on the immediately preceding March 1, June 1, September 1 or December 1, as applicable (whether or not a Business Day). If the interest payment date falls on a day that is not a Business Day, interest will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, the date of initial issuance. Interest on the Notes will cease to accrue upon the earlier of the maturity date and any date of redemption. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

Ranking

The payment of the principal of and interest on the Notes is expressly subordinated, to the extent and in the manner set forth in the indenture, to the prior payment in full of all of our Senior Indebtedness.
“Senior Indebtedness” is defined in the indenture to include the principal of (and premium, if any) and unpaid interest on (x) Indebtedness of the Company, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (y) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

“Indebtedness” is defined in the indenture as any and all obligations of a Person (as defined in the indenture) for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Trade Payables” is defined in the indenture as accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary (as defined in the indenture) of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

In addition, the Notes are structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries. Because we are a holding company, we rely primarily on dividends and other payments from our subsidiaries to pay interest and principal on our outstanding debt obligations and to make payments on our other securities.

If certain events in bankruptcy, insolvency or reorganization occur relating to us, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Notes. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness, any payment or distribution otherwise payable or deliverable to holders of the Notes. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full. If, notwithstanding the preceding sentence, the trustee or the holder of any Note receives any payment or distribution before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the trustee or such holder, then such payment or distribution shall be paid over or delivered for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of Notes together with the holders of any of our other obligations that rank equally with the Notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Notes.

In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or premium, if any, or interest on, the Notes or repurchase, redeem or otherwise retire any Notes, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the indenture. If the Notes are declared due and payable before their stated maturity, the holders of Senior Indebtedness outstanding at the time the Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment on the Notes. If, notwithstanding the foregoing, we make any payment to the trustee or the holder of any Note prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the trustee or such holder, such payment must be paid over and delivered to us.

Because of the subordination provisions of the indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.

The Notes do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior or pari passu (i) in right of payment and (ii) upon our liquidation to the Notes. The Notes are our subordinated unsecured obligations and rank (i) senior in right of payment to any existing and future junior subordinated debt, (ii) equally in right of payment with any unsecured subordinated debt that we incur in the future that ranks equally with the Notes, and (iii) subordinate in right of payment to any of our existing and future Senior Indebtedness.

Optional Redemption

We may redeem the Notes in $25 increments in whole or in part on September 15, 2020, or on any date thereafter, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the date of redemption. If we redeem only a portion of the Notes on any date of redemption, we may subsequently redeem additional Notes.

If we are redeeming less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with the procedures of DTC and which may provide for the selection or redemption of a portion of the principal amount of any Note so long as the unredeemed portion of the principal amount of any Note is in an authorized denomination.

The notices of redemption will be sent at least 30 days but not more than 60 days before the applicable redemption date to each holder of Notes being redeemed or transmitted otherwise in accordance with the procedures of DTC. If any Note is to be redeemed in part only, any notice of redemption that relates to that Note will state the portion of the principal amount to be redeemed.

Notice of redemption having been given, any Notes to be redeemed shall, on the redemption date, become due and payable at the redemption price and from and after such date (unless we default in the payment of the redemption price) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption, such Notes shall be paid by us at the redemption price.

If any Notes called for redemption shall not be paid upon surrender for redemption, the principal thereof shall, until paid, bear interest from the redemption date at the rate prescribed in the Notes.

Denominations

The outstanding Notes were issued only in fully-registered book-entry form without coupons in denominations of $25 each and integral multiples of $25 in excess thereof.

Events of Default

The indenture provides that certain events of bankruptcy, insolvency, reorganization or receivership relating to us or a Significant Subsidiary are events of default with respect to the Notes.

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, that meets any of the conditions set forth in the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X. “Subsidiary” means a corporation, company (including any limited liability company), association, partnership, joint venture, trust or other business entity in which the Company and/or one or more of the Company’s other Subsidiaries owns at least 50% of the voting stock thereof.

The indenture defines a default with respect to the Notes as:

•default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) calendar days;

•default in payment of principal or premium, if any, on the Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise; or

•failure to perform any other covenant or warranty in the indenture that applies to the Notes for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture.

There is only a right of acceleration in the case of an event of default. There is no right of acceleration in the case of a default. Accordingly, payment of principal of the Notes may be accelerated only in the case of the bankruptcy, insolvency, reorganization or receivership of us or a Significant Subsidiary. If we default in the payment of principal or interest on the Notes or we fail to perform any other covenant in the indenture, the holders of the Notes have no right to accelerate the maturity of the Notes and declare the Notes immediately due and payable.

If an event of default relating to bankruptcy, insolvency, reorganization or receivership occurs, the principal amount of all the Notes will automatically, and without action by the trustee or any holder, become immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of the Notes may rescind such declaration.

The indenture provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of the Notes, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any such Note, the whole amount then due and payable on such Note for principal, premium, if any, and interest. The indenture further provides that if we fail to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

In cases specified in the indenture, the holders of a majority in principal amount of the Notes may waive any default on behalf of all holders of the Notes, except a default in the payment of principal or interest or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

Within 90 days after the trustee’s knowledge of the occurrence of any default with respect to the Notes, the trustee shall transmit by mail to all holders of Notes, notice of such default unless such default shall have been cured or waived.

The holders of a majority of the aggregate outstanding principal amount of the Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the Notes.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) the resulting, surviving or transferee person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the Notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the Notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the Notes and the indenture except in the case of any such lease. At our election, this requirement will not apply to any conveyance, transfer or lease of our properties and assets substantially as an entirety to one or more of our subsidiaries.

Modification and Amendment

Subject to certain exceptions, the indenture or the Notes may be amended with the consent of the holders of at least a majority of the principal amount of then outstanding Notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority of the principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of a then outstanding Note affected, no amendment may, among other things:

•reduce the percentage in aggregate principal amount of Notes outstanding necessary to waive any past default or event of default;

•reduce the rate of interest on any Note or change the time for payment of interest on any Note;

•reduce the principal of any Note or change the maturity date of any Note;

•change the place or currency of payment on any Note;

•impair the right of any holder to receive payment of principal of and interest, if any, on, its Notes or to institute suit for the enforcement of any such payment with respect to such holder’s Notes; or

•make any change in the provisions described in this “-Modification and Amendment” section or in the waiver provisions of the indenture that require each holder’s consent to modify and amend or to waive.
Without the consent of any holder of the Notes, we and the trustee may amend the indenture or the Notes:

•to cure any ambiguity, omission, defect or inconsistency in the indenture or the Notes, including to eliminate any conflict with the terms of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

• to conform the terms of the indenture or the Notes to the description thereof in the accompanying prospectus relating to the offering of the Notes;

•to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

•to add guarantees with respect to the Notes;

•to secure the Notes;

•to add (or expand) the covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

•to make any other change that does not adversely affect the rights of any holder of the Notes in any material respect (other than any holder that consents to such change);

•to provide for a successor trustee;

•to comply with the applicable procedures of the depositary; or

•to comply with any rules or requirements in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such Holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at the maturity date or otherwise, cash sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to the other terms contained in the indenture, including the requirement that we provide an officer’s certificate and opinion to the trustee that all of the conditions precedent to the satisfaction and discharge have been satisfied.

Covenant Defeasance

The “covenant defeasance” provisions of the indenture, which would allow us to cease to comply with any restrictive covenants applicable to the Notes, are not applicable to the Notes because there are no restrictive covenants applicable to the Notes.

Governing Law

The indenture and the Notes are governed by and construed in accordance with the laws of the State of New York. The indenture is subject to the provisions of the Trust Indenture Act.

Listing

The Notes are listed on Nasdaq Global Market under the symbol “NGHCZ.”

Further Issuances

We may, from time to time, without the consent of the holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes that are equal in rank to the Notes in all respects (or in all respects except for the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date). These notes will be consolidated and form a single series with the Notes, provided, however, that a separate CUSIP, common code or ISIN, as applicable, will be issued for any additional notes unless the additional notes and the Notes of such series are fungible for U.S. federal income tax purposes.

About the Trustee

The Bank of New York Mellon is the trustee under the indenture and is the principal paying agent and registrar for the Notes.

The trustee under the indenture may resign or be removed with respect to one or more series of debt securities under the indenture and a successor trustee may be appointed to act with respect to such series.